UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUDIBLE, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2004

The annual meeting of stockholders of Audible, Inc., a Delaware corporation (the “Company”), will be held on June 3, 2004, at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, N.J. 07470, for the following purposes:

1.	To elect two directors to serve until the 2007 annual meeting of stockholders, and until their successors are elected and duly qualified;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 30, 2004 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ Nancy A. Spangler
Nancy A. Spangler
Secretary

Wayne, New Jersey
May 18, 2004

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Audible, Inc.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

PROXY STATEMENT

Your vote at the annual meeting is important to us. Please vote your shares of common stock and/or preferred stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about Tuesday, May 18, 2004.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares if our records show that you owned shares of our common stock as of April 30, 2004. A total of 63,635,762 shares of common stock are outstanding and entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they determine, in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

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Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

We will hold the annual meeting if there is a quorum. In order to have a quorum, the holders of a majority of our issued and outstanding shares of common stock must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee by June 2, 2004 how to vote your shares (so-called “broker nonvotes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such solicitation.

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ANNUAL REPORT

The company’s annual report on Form 10-K to stockholders for the fiscal year ended December 31, 2003 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AUDIBLE, INC., 65 WILLOWBROOK BOULEVARD, WAYNE, NEW, JERSEY 07470-7056, ATTENTION: ANDREW KAPLAN.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at eight members. A single class of directors is elected each year at the annual meeting. Each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

Three directors are to be elected at this annual meeting to serve until the 2007 annual meeting, and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxyholders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2004 Annual Meeting

Winthrop Knowlton, age 73, has been a director since November 1996. Since 1989, Mr. Knowlton has been serving as Chairman and Chief Executive Officer of Knowlton Brothers, Inc., a management company for limited partnerships and offshore funds investing in the U.S.

Alan Patricof, age 69, has been a director since August 2003. Mr. Patricof is Vice Chairman of the Board of Directors of Apax Partners, Inc. – formerly Patricof & Co. Ventures, the company he founded in 1969. He also serves as a director of ATX Communications, Inc., Boston Properties, Inc., Johnny Rocket Group and Zinio Systems, Inc. In addition, he currently serves on the Board of Overseers of Columbia Business School, the Drama School Board of Governors of the Actors Studio Division of New School University and the Board of Trustees of Continuum Health Partners, East Hampton Historical Society and Trickle Up Program.

Oren Zeev, age 39, has been a director since August 1, 2003. Mr. Zeev joined Apax Partners in 1995 and has been a partner since 1999. Previously, Mr. Zeev was a research staff member at IBM.

Directors Whose Terms Expire in 2005

Donald R. Katz, age 52, has been the Chairman of the board of directors since April 1999, and a director since co-founding Audible in November 1995. Since July 2001, Mr. Katz has been serving as our Chief Executive Officer. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding Audible, Mr. Katz was an author, business journalist and media consultant for over twenty years.

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Andrew P. Kaplan, age 50, has been a director since February 2002. Mr. Kaplan has been our Executive Vice President and Chief Financial Officer since June 1999. From June 1997 to May 1999, Mr. Kaplan served as Chief Financial Officer of Thomson Corporation Publishing International, a division of The Thomson Corporation. From September 1995 to May 1997, Mr. Kaplan served as Senior Vice President and Chief Financial Officer of Vertis, Inc., an advertising services company. From March 1989 to August 1995, Mr. Kaplan served as Vice President and Chief Financial Officer of Time Life, a division of Time Warner Inc.

Richard Sarnoff, age 45, has been a Director since March 2001. Mr. Sarnoff has served as President of Random House Ventures since March 2000, and as President of Random House Corporate Development Group since June 2000. In 2002, Mr. Sarnoff became a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc. From 1998 to 2000, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House after having served in the same capacity at Bantam Doubleday Dell, Inc. from 1996 to 1998. Prior to 1998, Mr. Sarnoff served Bantam Doubleday Dell (predecessor to Random House), in various management positions, including Senior Vice President of Diversified Publishing and New Media, Vice President of Strategic Planning, Director of Marketing for the Bantam Publishing Division, and Director of Planning for the Sales and Marketing Division. Mr. Sarnoff currently also serves on the Board of Directors of The Princeton Review, Inc. (Nasdaq: REVU), Ebrary, Inc., Xlibris, Inc., and Classic Media, Inc.

Directors Whose Terms Expire in 2006

Gary L. Ginsberg, age 41, has been a director since April 2001. Since January 1999, Mr. Ginsberg has been serving as Executive Vice President of Investor Relations and Corporate Communications of News Corporation, and as a member of the Executive Management Committee since June 2000. Prior to joining News Corporation, Mr. Ginsberg served as managing director at the New York based strategic consulting firm of Clark & Weinstock from November 1996 until December 1998. Mr. Ginsberg also served as Senior Editor and Counsel of George Magazine from March 1995 until November 1996.

Johannes Mohn, age 54, has been a director since April 2001. Since June 2001, Mr. Mohn has been serving as Executive Vice President of Media Technology at Bertelsmann A.G. From December 1998 to May 2001, Mr. Mohn served as Vice President of Media Technology at Direct Group, Bertelsmann A.G. From May 1995 to November 1998, Mr. Mohn served as Managing Director of Bertelsmann Kalendar GmbH, a subsidiary of Bertelsmann A.G. and also served as Managing Director of Mohndruck Kalendar und Promotion Verlag GmbH, a subsidiary of Bertelsmann A.G., and Dohse & Broelemann GmbH.

Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

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Required Vote

Election of directors will be by a plurality of the votes of the shares of stock entitled to vote on the election of directors. Accordingly, the nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

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THE BOARD OF DIRECTORS AND COMMITTEES

Our board of directors met twelve (12) times during 2003. No director attended less than 75 percent of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board of directors. We expect two (2) directors to attend the annual meeting. Last year, one (1) of our board members attended the annual meeting.

Audit Committee. The members of the Audit Committee are Winthrop Knowlton, Gary L. Ginsberg and Richard Sarnoff. Each member of the Audit Committee is considered to be an “independent director” under the NASD’s rules, with the exception of Mr. Sarnoff, who is an executive at Random House, Inc. Entities affiliated with Bertelsmann A. G., including Random House, own, in the aggregate, more than 5% of our common stock. Further, Random House is a major audio book publisher which licenses audio content to Audible for resale to its customers on terms that we believe are no less favorable to us than would otherwise be available to non-affiliates. Payments to Random House under these license agreements exceeded five percent (5%) of our revenue during 2003. Mr. Sarnoff was nonetheless appointed to the Audit Committee because he has the requisite financial experience to serve as a financial expert. Mr. Sarnoff is considered a financial expert solely for purposes of meeting the requirements of the NASD and the federal securities laws regarding inclusion of financial experts on the audit committees of public company boards of directors. Mr. Ginsberg serves as the chairman of the committee. The audit committee met six (6) times during 2003.

The Audit Committee provides the opportunity for direct contact between our independent accountants and the board of directors, engages the independent accountants to audit our financial statements, discusses the scope and results of the audit with the independent accountants, reviews with our management and the independent accountants our interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and oversees our financial reporting process.

The board of directors has adopted a written charter for the Audit Committee that governs the Audit Committee’s responsibilities and functions. A copy of such written charter is attached to this Proxy Statement as Exhibit A.

Compensation Committee. The members of the Compensation Committee are Winthrop Knowlton, Gary L. Ginsberg and Oren Zeev. The Compensation Committee met one (1) time during 2003. The Compensation Committee reviews and recommends the compensation arrangements for our executive officers and administers our stock option plans.

Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was an officer or an employee of the company at any time during 2003.

The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190.

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Our directors have received no cash compensation for serving as directors. Directors who are not currently employees are eligible to receive grants of stock options under our 1999 Stock Incentive Plan.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2003, to our chief executive officer and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our “Named Executive Officers.”

Summary Compensation Table

								Long Term Compensation

		Annual Compensation						Awards

Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options/SARs

Donald R. Katz	2003	190,000		200,000	(1)	--		808,500
Chief Executive Officer	2002	190,000		--		--		400,000
And Chairman, Board of Directors	2001	225,000	(2)	--		--		600,000

Andrew P. Kaplan	2003	190,000		200,000	(1)	--		423,500
Executive Vice President	2002	190,000		--		--		300,000
Chief Financial Officer	2001	181,396	(3)	--		100,000	(4)	300,000

Robert O. Kramer	2003	177,083	(6)	--		47,436	(7)	--
-- (Former) President (5)	2002	250,000		--		--		250,000
	2001	250,000		--		100,000	(4)	425,000

________________________
(1)
This bonus was paid pursuant to a plan put into place in 2000, providing that if Audible was successful in the future in raising an additional $15 million in equity, an incentive payment would be earned. In a series of three rounds of financing beginning in 2001 and ending with the Series C financing in August, 2003, a total of $19.5 million was raised, thus triggering the incentive payment.

(2)
The salary paid to Mr. Katz in 2001 was based on an annual base salary of $250,000 for the period starting on January 1, 2001 to July 31, 2001, and based on an annual base salary of $190,000 for the period starting on August 1, 2001 to December 31, 2001. Currently, the salary paid to Mr. Katz is based on an annual base salary of $190,000.

(3)	The salary paid to Mr. Kaplan is based on an annual base salary of $190,000.

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(4)	Reflects a $100,000 retention payment in return for continuous employment through June 30, 2001.
(5)	Mr. Kramer resigned effective September 17, 2003.
(6)	The salary paid to Mr. Kramer in 2003 was based on an annual base salary of $250,000.
(7)	Reflects severance paid to Mr. Kramer in connection with his resignation.

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Options Granted in 2003

The following table provides the specified information concerning options granted to our Named Executive Officers for the fiscal year ended December 31, 2003:

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Donald R. Katz	337,365	9.1%	$0.54	08/01/13	$114,700	$290,100
	471,135	12.7%	$1.14	09/25/13	$339,200	$857,500

Andrew P. Kaplan	176,715	4.8%	$0.54	08/01/13	$60,100	$152,000
	246,785	6.6%	$1.14	09/25/13	$177,700	$449,100

Robert O. Kramer	--	--	--	--	--	--

Option Exercises in 2003 and Year-End Values Table

The following table provides information concerning option exercises in 2003 and unexercised options held as of December 31, 2003, by our Named Executive Officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Donald R. Katz	100,000	$185,000	864,215	844,285	$2,809,600	$2,769,400
Andrew P. Kaplan	0	0	1,014,309	434,191	$2,154,100	$1,415,500
Robert O. Kramer	392,652	$634,879	0	0	$0	$0
_______________
(1)	Based on $4.22 per share, the closing price of our common stock on the Nasdaq OTCBB on December 31, 2003.

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EMPLOYMENT ARRANGEMENTS

We have not entered into formal employment agreements with any of our Named Executive Officers. Our employment arrangements with our Named Executive Officers, which are embodied in enforceable offer letters, provide for a base salary, which may be increased by our board of directors, and bonus.

Donald R. Katz. Mr. Katz’s employment arrangement provides him with an annual base salary of $190,000. In 2003, Mr. Katz was granted an option to acquire 808,500 shares of our common stock. Mr. Katz was entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company was sold or if it obtained additional funding in an amount of $15 million or more (transaction bonus). Mr. Katz received this bonus in 2003 as a result of the completion of the Company’s Series C financing. In the event that Mr. Katz is terminated by the Company without cause or he terminates his employment for good reason, he will receive nine month’s severance as well as health benefits for 18 months.

Andrew P. Kaplan. Mr. Kaplan's employment arrangement provides him with an annual base salary of $190,000. In 2003, Mr. Kaplan was granted an option to acquire 423,500 shares of our common stock. Mr. Kaplan is entitled to six-month’s severance if we terminate his employment. We also provide him access to a corporate apartment. Mr. Kaplan was entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company was sold or if it obtained additional funding in an amount of $15 million or more (transaction bonus). Mr. Kaplan received this bonus in 2003 as a result of the completion of the Company’s Series C financing.

Robert O. Kramer. Mr. Kramer’s employment arrangement provided him with an annual base salary of $250,000, of which he received $177,083 prior to his resignation in September 2003. Mr. Kramer received a severance payment in the amount of $47,436 upon his resignation. Mr. Kramer also had access to a corporate apartment during his tenure with the Company.

We require all our employees to sign agreements that prohibit the disclosure of our confidential or proprietary information. Each of these employees also has agreed to non-competition and non-solicitation provisions that will be in effect during his employment and for one year thereafter.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity compensation plans approved by security holders	9,442,340	$1.78	2,417,276
Equity compensation plans not approved by security holders	--	--	--
Total	9,442,340	$1.78	2,417,276

(1)	Represents shares of common stock issuable in connection with such equity compensation plans.

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COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
For the Year Ended December 31, 2003

The Compensation Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Winthrop Knowlton and Oren Zeev.

We have the authority to handle management of compensation matters, including establishing the compensation of the Chief Executive Officer and incentive compensation for the employees of the Company, and to serve as the committee authorized to grant options under the Company’s stock option plans and administer the employee stock purchase plan. The Compensation Committee met one time separately from the board of directors during 2003.

The Company uses various national and local compensation surveys to develop its compensation strategy and plans. We also refer to these surveys for executive compensation purposes.

There are four components to our executive compensation program: base salary; bonus; stock options; and retirement plan. Our compensation philosophy is to be competitive with comparable and directly competitive companies in order to attract, retain, and motivate highly qualified employees. To this end, we have adjusted the mix of the compensation components from year to year according to the Company’s performance.

BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives that we believe are critical to the Company’s long-term progress. These objectives include progress on the Company’s current business plan’s objectives and staff development.

BONUS. We annually determine whether to pay bonuses and approve executive bonuses based upon the achievement of earnings and performance objectives that, we believe, are critical to the Company’s long-term progress and success. Bonuses are payable to officers, managers, and key employees based upon the recommendation of the Chief Executive Officer. We approve the bonuses for each of the Named Executive Officers. During 2003, the Company paid a transaction bonus of $200,000 to Mr. Katz and Mr. Kaplan, respectively.

STOCK OPTIONS. Participants in the Company’s stock option plans include directors, executive officers, and key employees. Stock options are granted to new employees on their hiring date based on the recommendation of the Company's officers to us and subject to our approval. In addition, the Company's officers periodically recommend to us, for our approval at regularly scheduled Compensation Committee meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in a period of up to 50-months and expire in ten years. The Compensation Committee granted options in 2003 to Messrs. Katz and Kaplan which are designed to be a meaningful portion of their overall compensation and to reinforce our goal of retaining key executives.

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RETIREMENT. The Company adopted a non-contributory 401(k) plan for its employees, including executive officers.

CHIEF EXECUTIVE COMPENSATION. Mr. Katz’s compensation for 2003 is shown in the summary compensation table included in our proxy statement. In determining compensation for Mr. Katz, the Compensation Committee reviewed how chief executive officers of companies in the same industry as ours are compensated.

Gary L. Ginsberg
Winthrop Knowlton
Oren Zeev

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AUDIT COMMITTEE REPORT ON
AUDITED FINANCIAL STATEMENTS
For the Year Ended December 31, 2003

The Audit Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Richard Sarnoff and Winthrop Knowlton. We met six times during 2003 and two times in 2004 in connection with the year-end audit.

We operate under a written charter adopted by the board of directors, and are responsible for overseeing Audible's financial reporting processes on behalf of the board of directors. Each year, we recommend to the board of directors, subject to stockholder ratification, the selection of Audible's independent auditors.

Management is responsible for the Company’s financial statements and the financial reporting processes, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our responsibility is to monitor and oversee these processes.

In this context, we have met and held discussions with management and KPMG LLP, the Company’s independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

KPMG LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG LLP that firm’s independence. We further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

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Based our discussion with management and the independent auditors and our review of the representation of management and the disclosures by the independent auditors to the Audit Committee, we recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. We and the board of directors have also recommended the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004, subject to stockholder ratification.

Gary L. Ginsberg
Richard Sarnoff
Winthrop Knowlton

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PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2004 by:

●	each person who we know beneficially owns more than 5% of the common stock;
●	each member of our board of directors;
●	each of our Named Executive Officers; and
●	all of the directors and executive officers as a group.

Unless otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is c/o Audible, Inc., 65 Willowbrook Boulevard, Wayne, New Jersey 07470.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding (1)

Apax Managers, Inc.(2) 445 Park Avenue, 11th Floor New York, NY 10022	26,092,008	40.4%
Special Situations Fund III, L.P. (3) Special Situations Private Equity Fund, L.P Special Situation Technology Fund 153 East 53rd Street New York, NY 10022 Special Situations Cayman Fund, L.P. C/o CIBC Bank and Trust Company (Cayman) Limited CIBC Bank Building P.O. Box 694 Grand Cayman, Cayman Islands British East Indies	3,924,968	6.2%
Random House, Inc. (4) Random House Ventures L.L.C. Bertelsmann Multimedia, Inc. 1540 Broadway New York, NY 10036	6,090,091	9.5%
Winthrop Knowlton (5)	216,875	*
Donald R. Katz (6)	2,404,599	3.7%
Andrew Kaplan (7)	1,104,594	1.7%

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Richard Sarnoff (8)	100,000	*
Gary L. Ginsberg (9)	100,000	*
Alan Patricof	0	*
Johannes Mohn (10)	100,000	*
Oren Zeev	0	*
Robert Kramer	0	*
All Named Executive Officers and directors as a group (9 persons) (11)	4,026,068	6.1%
* less than 1%
_______________________
(1)
As of March 31, 2004, we had outstanding 63,566,600 shares of common stock. Unless otherwise noted, the persons named in this table have sole voting power with respect to all shares of common stock. In compliance with the SEC rules, for purposes of calculating the percentage of common stock outstanding, any securities not outstanding which are subject to options, warrants or conversion privileges, are deemed outstanding for the purposes of computing the percentage of the outstanding securities owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of March 31, 2004.

(2)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13D that was filed with the SEC on February 6, 2004, reporting beneficial ownership of securities of the Company held by Apax Excelsior VI, L.P., Apax Excelsior VI-A, C.V., Apax Excelsior VI-B, C.V. and Patricof Private Investment Club III, L.P. (collectively, the “Excelsior VI Funds”), and includes 1,000,000 shares of common stock issuable upon exercise of warrants. As reported in the Schedule 13D, Apax Managers, Inc. is the general partner of certain entities, including Apax Excelsior VI Partners, L.P. Apax Excelsior VI Partners, L.P. is the general partner of certain private equity funds, including the Excelsior VI Funds. As reported in the Schedule 13D, Apax Managers, Inc. has the sole power to vote or direct the vote and to dispose or to direct the disposition of all shares of common stock deemed beneficially owned by it.

(3)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G/A that was filed with the SEC on February 13, 2004, reporting beneficial ownership of securities of the Company held by Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. As reported in the Schedule 13G/A, Austin Marxe and David Greenhouse beneficially own 3,924,968 shares of common stock, of which: (i) 1,950,946 shares of common stock are held by Special Situations Fund III, L.P., (ii) 955,921 shares of common stock are held by Special Situations Private Equity Fund, L.P., (iii) 540,568 shares of common stock are held by Special Situations Cayman Fund, L.P., (iv) 76,786 shares of common stock are held by Special Situations Technology Fund, L.P and (v) 400,747 owned by Special Situations Technology Fund II, L.P. As reported in the Schedule 13G/A, (i) MGP Advisers Limited Partnership acts as general partner of and investment adviser to Special Situations Fund III, L.P., (ii) MG Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Private Equity Fund, L.P., (iii) AWM Investment Company, Inc. acts as the general partner of MGP Advisers Limited Partnership, and general partner of and investment adviser to Special Situations Cayman Fund, L.P., and (iv) SST Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. Austin Marxe and David Greenhouse have shared power to vote or to direct the vote of and to dispose or to direct the disposition of securities reported in the Schedule 13G/A which are beneficially owned by Austin Marxe and David Greenhouse by virtue of being executive officers of the investment advisers of each of the five funds.

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(4)	Includes 878,333 shares of common stock issuable upon exercise of warrants.
(5)	Includes 115,000 shares issuable upon exercise of options.
(6)	Includes 1,005,099 shares issuable upon exercise of options.
(7)	Includes 1,097,594 shares issuable upon exercise of options.
(8)	Includes 100,000 shares issuable upon exercise of options.
(9)	Includes 100,000 shares issuable upon exercise of options.
(10)	Includes 100,000 shares issuable upon exercise of options.
(11)	2,517,693 shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apax Managers, Inc. and Bertelsmann A.G. In August 2003, funds managed by Apax Managers, Inc. and entities affiliated with Bertelsmann A.G. purchased an aggregate of 1,111,111 shares of our Series C convertible preferred stock for an aggregate purchase price of $6,000,000. In December, 2003, all of the shares of Series C convertible preferred stock purchased by these funds and entities were automatically converted to shares of our common stock in accordance with the terms of the stock based on the price and trading volume of our common stock during the 60 day period prior to conversion.

Apax Managers, Inc. and Random House, Inc. In February 2004, all of the shares of Series A convertible preferred stock owned by Apax Managers, Inc. and Series B convertible preferred stock owned by Random House, Inc. were converted to shares of our common stock. As an inducement to early conversion of the Series A convertible preferred stock, which carried a 12% coupon through August 2007, we granted to Apax 2.3 million shares of our common stock over dividend shares then due and warrants to purchase one million shares of our common stock at the price of $7.00 per share.

As a result of these conversions, there is no longer any preferred stock outstanding.

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Random House, Inc. Random House is a major audio book publisher which licenses audio content to Audible for resale to its customers. Payments to Random House under these license agreements exceeded five percent (5%) of our revenue in 2003. We expect that payments to Random House under these agreements will exceed five percent (5%) of our revenue in 2004.

Apax Managers, Inc. beneficially owns, in the aggregate, more than 5% of our common stock. Alan Patricof founded Apax. Oren Zeev is a partner at Apax.

Entities affiliated with Bertelsmann A. G., including Random House, Inc., own, in the aggregate, more than 5% of our common stock. Johannes Mohn is an executive at Bertelsman A. G. Richard Sarnoff is an executive at Random House. We believe that the terms of our license agreements with Random House are no less favorable to us than would otherwise be available to non-affiliates.

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PERFORMANCE GRAPH

The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the JP Morgan H & Q Internet 100 Index, the RDG Internet Composite Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning July 16, 1999 through December 31, 2003.*

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PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

KPMG LLP has served as our independent auditors since September 1996 and has been selected by our board of directors as our independent auditors for the year ending December 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees. KPMG LLP billed us an aggregate of $202,000 for professional services rendered for the audit of our financial statements for 2003 and its reviews of our financial statements included in our Forms 10-Q during 2003.

Financial Information Systems Design and Implementation Fees. During the calendar year ended December 31, 2003, KPMG LLP provided no services and therefore did not bill us in connection with financial information systems design and implementation.

All Other Fees. During the calendar year ended December 31, 2003, KPMG LLP billed us an aggregate of $55,850 for services rendered in connection with research, consultation and tax work.

The Audit Committee has determined that the provision of services by KPMG LLP described in the preceding two paragraphs are compatible with maintaining KPMG LLP’s independence as our independent auditors.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP as the independent auditors for the current year.

Required Vote

The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

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STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the Company at the address appearing on the first page of this proxy statement no later than December 30, 2004.

Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior years’ meeting. A stockholder must submit a matter to be raised at our 2005 meeting of stockholders on or after March 5, 2005, but not later than, April 4, 2005. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all required reports during 2003 in a timely fashion, with the following exceptions: Donald Katz filed two Form 4s with respect to three transactions late, Random House, Inc. filed its Form 3 late and one Form 4 with respect to two transactions late and Johannes Mohn filed his Form 3 late.

OTHER MATTERS

Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

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AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Donald R. Katz, Andrew P. Kaplan and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Audible, Inc. (the “Company”) held of record by the undersigned on April 30, 2004 at the Annual Meeting of Stockholders to be held on June 3, 2004 at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, NJ 07470, and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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Exhibit A

AUDIBLE, INC.
AUDIT COMMITTEE
CHARTER

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Audible, Inc. (the “Corporation”) will have the oversight responsibility, authority and duties described in this Charter.

Purpose

The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation’s financial statements and other financial information provided by the Corporation to its stockholders, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the Corporation’s relationship with their independent accountants, including their engagement, performance, qualifications and independence, (4) the performance of the Corporation’s internal audit function, internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Corporation’s annual proxy statement as required by the Securities and Exchange Commission (the “SEC”). In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee’s responsibility is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants’ audit of the financial statements of the Corporation.

Composition

The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the “NASD”), the SEC and applicable law. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD, the SEC and applicable law. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Duties and Powers” below, the Committee shall meet at least annually with the chief financial officer and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants or corporate officers.

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Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1.	Appoint, determine funding for and oversee the Corporation’s independent accountants. Review the performance and audit fee arrangements of the independent accountants at least annually.

2.
Review and provide prior approval of the engagement of the Corporation’s independent accountants to perform non-audit services. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review and approval.

3.
Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

4.
Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

5.
Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the accounting firm and (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the accounting firm and any steps taken to deal with any such issues.

6.
Obtain from the independent accountants assurance that their audit of the Corporation’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

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7.
Confirm that the Corporation’s independent accountants have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Corporation’s audit.

8.
When and as required by applicable law, Oobtain and review at least annually an attestation to and a report from the Corporation’s independent accountants regarding management’s assessment of the effectiveness of the Corporation’s internal controls and procedures for financial reporting to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

9.
Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent accountants a report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; (c) other material written communications between the independent accountants and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent accountants in the course of their audit.

10.	Establish and monitor enforcement of hiring policies for employees and former employees of the independent accountants.

Financial Statements, Controls and Reports

11.
Obtain and review an annual report from management relating to the accounting principles, policies, issues and practices involved in the preparation of the Corporation’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

12.
a.   When and as required by applicable law, Oobtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate internal controls and procedures for financial reporting and disclosure controls and an assessment of the effectiveness of such internal controls and procedures for financial reporting as well as its disclosure controls based on management’s evaluation of those controls and procedures as of the end of the most recent filed fiscal year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

b.   Obtain and review, at least annually, management’s statement of responsibility for establishing and maintaining adequate disclosure controls and an assessment of the effectiveness of such disclosure controls based on management’s evaluation of those controls as of the end of the most recent fiscal year, to be included in the Corporation’s Annual Report on Form 10-K, in advance of such filing.

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13.	Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

14.
Periodically discuss with the independent accountants, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Corporation’s financial statements.

15.	Meet periodically with management and/or the independent accountants to:

	●	review the annual audit plans of the independent accountants;

●
discuss the annual consolidated financial statements prior to the filing of the Corporation’s Annual Report on Form 10-K and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein;

	●	discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements;

	●	understand the significant judgments made and alternatives considered in the Corporation’s financial reporting, including the appropriateness of the alternatives ultimately chosen;

●
discuss and approve, if applicable, the appropriateness of, and significant proposed or contemplated changes to, the Corporation’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans;

●
review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons;

	●	discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks;

●
review with the Corporation’s counsel any legal matters that could have a significant impact on the Corporation’s financial statements, the Corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

	●	review with the independent accountants any material audit problems, disagreements or difficulties and responses by management;

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	●	review any material correcting adjustments to the annual or quarterly financial statements identified by the independent accountants; and

●
review with the independent accountants and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

16.
Review the Corporation’s quarterly consolidated financial statements with management and the independent accountants prior to the filing of the Corporation’s Quarterly Reports on Form 10-Q and the disclosures of each of the Chief Executive Officer and Chief Financial Officer required to be included therein, and review with the independent accountants any items identified by them for discussion with the Committee. Review with management its quarterly evaluation of the effectiveness of the design and operation of the Corporation’s internal controls and procedures for financial reporting as well as its disclosure controls and procedures once the evaluations are required by applicable law . The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

17.
Review and discuss with management and the independent accountants Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

18.
Review and discuss with management the financial information in the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review.

Reporting and Recommendations

19.
Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

20.	Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation’s annual proxy statement.

21.	Maintain minutes or other records of meetings and activities of the Committee.

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22.	Report the Committee’s activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

23.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors and determine funding for such advisors.

24.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters.

25.	Review and approve (i) any change in or waiver to the Corporation’s code of ethics and business conduct, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

26.	Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and the treatment of such submissions.

27.
Review and provide prior approval of all transactions or arrangements between the Corporation and any of its directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

28.	Take such other actions as the Committee or the Board Directors may deem necessary or appropriate.

29.	Review the Committee’s performance of the foregoing duties on at least an annual basis.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent accountants for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Annual Review

      The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least two-thirds (2/3) of the members of the Committee.

DETACH HERE

☒ Please mark votes as in this example.

1.	Election of Three Directors to serve until 2007.
Nominees: (01) Winthrop Knowlton, (02) Alan Patricof and (03) Oren Zeev.

	FOR	AGAINST	ABSTAIN

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2004.

	FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature of Shareholder

Date:	,2004

Signature if held jointly